Exhibit 99.1

Teradyne Reports Second Quarter 2023 Results

•	Revenue and earnings above the mid-point of Q2 guidance

•	Revenue of $684 million in Q2’23, down 19% from Q2’22

•	Returned $152 million to shareholders in share repurchases and dividends in Q2’23

	Q2’23	Q2’22	Q1’23
Revenue (mil)	$684	$841	$618
GAAP EPS	$0.73	$1.16	$0.50
Non-GAAP EPS	$0.79	$1.21	$0.55

NORTH READING, Mass. – July 26, 2023 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $684 million for the second quarter of 2023 of which $475 million was in Semiconductor Test, $94 million in System Test, $44 million in Wireless Test and $72 million in Robotics. GAAP net income for the second quarter was $120.1 million or $0.73 per diluted share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $129.0 million, or $0.79 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, and included the related tax impact on non-GAAP adjustments.

“We delivered revenue at the high end of our guidance range with higher semiconductor test shipments which more than offset weaker robotics demand in the quarter while profits exceeded plan on higher gross margins,” said Teradyne CEO Greg Smith. “As we enter Q3, test demand for DRR5 and HBM memory devices for data center applications remains strong and SOC test demand for automotive applications is incrementally stronger. In robotics, we expect order rates to decline as customers navigate slowing global industrial activity and macro-economic headwinds.”

Guidance for the third quarter of 2023 is revenue of $650 million to $710 million, with GAAP net income of $0.57 to $0.77 per diluted share and non-GAAP net income of $0.61 to $0.81 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, restructuring and other charges and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, July 27. Interested investors should access the webcast at http://investors.teradyne.com/events-presentations. Presentation materials will be available starting at 8:30 a.m. ET. A replay will also be available at the website.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2022, Teradyne had revenue of $3.2 billion and today employs over 6,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, the continued impact of the global COVID-19 pandemic, and the impact of U.S. and Chinese export and tariff laws, including regulations published by the U.S. Department of Commerce on October 7, 2022. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, the impact of any tariffs or export controls imposed by the U.S. or China, compliance with trade protection measures or export restrictions, the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers, the impact of U.S. Department of Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, or the impact of regulations published by the U.S. Department of Commerce relating to the export of semiconductors and semiconductor manufacturing equipment destined to certain end users and for certain end uses in China. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2026 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2026 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On October 7, 2022, the U.S. Department of Commerce published regulations restricting the export to China of advanced semiconductors, supercomputer technology, equipment for the manufacturing of advanced semiconductors and components and technology for the manufacturing in China of certain semiconductor manufacturing equipment. The restrictions on the sale of semiconductor testers in China to test certain advanced semiconductors impact Teradyne’s sales to certain companies in China. Several multinational companies manufacturing these advanced semiconductors in China have obtained one-year licenses allowing suppliers such as Teradyne to continue to provide testers to the facilities operated by these companies. We expect that other companies manufacturing advanced semiconductors in China will not receive licenses, thereby restricting Teradyne’s ability to provide testers to the facilities operated by these companies that do not receive a license. The Company has filed license applications to sell to and support certain customers in China for certain end uses. Several applications have been denied or granted with limitations so that our business will continue to be impacted by the regulation restrictions. In addition to the specific restrictions impacting Teradyne’s business, the regulations may have an adverse impact on certain actual or potential customers and on the global semiconductor industry. To the extent the regulations impact actual and potential customers or disrupt the global semiconductor industry, Teradyne’s business and revenues will be adversely impacted.

The Company also has determined that the restrictions on the export of certain US origin components and technology for use in the development and production in China of certain semiconductor manufacturing equipment impact its manufacturing and development operations in China. Teradyne received a temporary authorization from the

Department of Commerce allowing the Company to continue its manufacturing and development operations. On May 25, 2023, the Department of Commerce issued an export license to replace this temporary authorization. The license is effective through May 31, 2027.

Important factors that could cause actual results, the 2026 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Robotics business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2023. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2023

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net revenues	$684,437	$617,529	$840,766	$1,301,966	$1,596,136
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	281,945	261,109	334,377	543,054	634,814

Gross profit	402,492	356,420	506,389	758,912	961,322
Operating expenses:
Selling and administrative (2)	145,695	150,955	139,533	296,650	279,718
Engineering and development	105,706	105,762	111,951	211,468	220,067
Acquired intangible assets amortization	4,825	4,802	4,871	9,627	9,934
Restructuring and other (3)	6,358	2,037	2,044	8,395	17,758

Operating expenses	262,584	263,556	258,399	526,140	527,477
Income from operations	139,908	92,864	247,990	232,772	433,845
Interest and other (income) expense (4)	(4,494)	(4,220)	9,398	(8,714)	14,894

Income before income taxes	144,402	97,084	238,592	241,486	418,951
Income tax provision	24,352	13,553	40,805	37,905	59,236

Net income	$120,050	$83,531	$197,787	$203,581	$359,715

Net income per common share:
Basic	$0.78	$0.54	$1.24	$1.31	$2.24

Diluted	$0.73	$0.50	$1.16	$1.23	$2.07

Weighted average common shares - basic	154,760	155,904	159,563	155,332	160,805

Weighted average common shares - diluted (5)	164,751	166,308	171,159	165,530	173,367

Cash dividend declared per common share	$0.11	$0.11	$0.11	$0.22	$0.22

(1)	Cost of revenues includes:

	Quarter Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Provision for excess and obsolete inventory	$5,731	$5,610	$5,105	$11,341	$6,695
Sale of previously written down inventory	(2,463)	(385)	(449)	(2,848)	(711)

	$3,268	$5,225	$4,656	$8,493	$5,984

(2)

For the quarter ended April 2, 2023 and the six months ended July 2, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3)	Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Employee severance	$5,140	$2,037	$383	$7,177	$934
Litigation settlement	—	—	—	—	14,700
Acquisition related expenses and compensation	—	—	—	—	(201)
Other	1,218	—	1,661	1,218	2,325

	$6,358	$2,037	$2,044	$8,395	$17,758

(4)	Interest and other includes:

	Quarter Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Pension actuarial losses	$53	$—	$—	$53	$—

	$53	$—	$—	$53	$—

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended July 2, 2023, April 2, 2023 and July 3, 2022, 0.7 million, 0.9 million and 1.9 million shares, respectively, have been included in diluted shares. For the six months ended July 2, 2023 and July 3, 2022, 0.8 million and 2.2 million shares, respectively, have been included in diluted shares. For the quarters ended July 2, 2023, April 2, 2023 and July 3, 2022, diluted shares also included 8.9 million, 9.0 million and 9.0 million shares, respectively, from the convertible note hedge transaction. For the six months ended July 2, 2023 and July 3, 2022, diluted shares included 8.9 million and 9.5 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 2, 2023	December 31, 2022
Assets
Cash and cash equivalents	$613,208	$854,773
Marketable securities	95,199	39,612
Accounts receivable, net	493,234	491,145
Inventories, net	347,295	325,019
Prepayments	560,682	532,962
Other current assets	14,222	14,404

Total current assets	2,123,840	2,257,915
Property, plant and equipment, net	437,077	418,683
Operating lease right-of-use assets, net	75,889	73,734
Marketable securities	104,685	110,777
Deferred tax assets	152,471	142,784
Retirement plans assets	11,514	11,761
Other assets	32,699	28,925
Acquired intangible assets, net	44,611	53,478
Goodwill	412,110	403,195

Total assets	$3,394,896	$3,501,252

Liabilities
Accounts payable	$153,157	$139,722
Accrued employees’ compensation and withholdings	163,653	212,266
Deferred revenue and customer advances	120,085	148,285
Other accrued liabilities	114,435	112,271
Operating lease liabilities	20,212	18,594
Income taxes payable	65,437	65,010
Current debt	32,806	50,115

Total current liabilities	669,785	746,263
Retirement plans liabilities	124,040	116,005
Long-term deferred revenue and customer advances	38,999	45,131
Long-term other accrued liabilities	16,475	15,981
Deferred tax liabilities	1,304	3,267
Long-term operating lease liabilities	65,079	64,176
Long-term income taxes payable	44,331	59,135

Total liabilities	960,013	1,049,958

Shareholders’ equity	2,434,883	2,451,294

Total liabilities and shareholders’ equity	$3,394,896	$3,501,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Cash flows from operating activities:
Net income	$120,050	$197,787	$203,581	$359,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,551	21,957	45,231	44,460
Stock-based compensation	13,564	12,228	32,449	25,122
Provision for excess and obsolete inventory	5,731	5,105	11,341	6,695
Amortization	4,654	4,862	9,580	10,095
Deferred taxes	(5,937)	(34,885)	(13,571)	(23,597)
(Gains) losses on investments	(2,507)	6,972	(4,745)	8,973
Other	(201)	345	(92)	522

Changes in operating assets and liabilities
Accounts receivable	(39,897)	(146,592)	(2,693)	(146,384)
Inventories	9,852	(37,202)	(13,845)	(46,682)
Prepayments and other assets	(14,204)	(25,597)	(29,584)	(99,902)
Accounts payable and other liabilities	58,694	85,922	(24,514)	(38,460)
Deferred revenue and customer advances	(2,233)	7,416	(34,938)	14,163
Retirement plans contributions	(1,248)	(1,289)	(2,482)	(2,618)
Income taxes	(26,102)	18,426	(13,614)	10,815

Net cash provided by operating activities	142,767	115,455	162,104	122,917

Cash flows from investing activities:
Purchases of property, plant and equipment	(39,258)	(45,744)	(80,702)	(89,743)
Purchases of marketable securities	(29,742)	(81,904)	(99,018)	(247,881)
Proceeds from sales of marketable securities	27,648	113,061	35,577	143,642
Proceeds from maturities of marketable securities	14,529	42,970	21,997	139,652
Proceeds from life insurance	—	—	460	—

Net cash (used for) provided by investing activities	(26,823)	28,383	(121,686)	(54,330)

Cash flows from financing activities:
Repurchase of common stock	(134,537)	(331,334)	(227,845)	(532,799)
Dividend payments	(17,019)	(17,547)	(34,184)	(35,442)
Payments of convertible debt principal	(2,303)	(21,598)	(17,458)	(42,292)
Payments related to net settlement of employee stock compensation awards	(438)	(1,732)	(20,308)	(32,780)
Issuance of common stock under stock purchase and stock option plans	602	61	16,599	16,536

Net cash used for financing activities	(153,695)	(372,150)	(283,196)	(626,777)

Effects of exchange rate changes on cash and cash equivalents	1,751	5,732	1,213	8,014

Decrease in cash and cash equivalents	(36,000)	(222,580)	(241,565)	(550,176)
Cash and cash equivalents at beginning of period	649,208	794,603	854,773	1,122,199

Cash and cash equivalents at end of period	$613,208	$572,023	$613,208	$572,023

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	July 2, 2023	% of Net Revenues			April 2, 2023	% of Net Revenues			July 3, 2022	% of Net Revenues
Net revenues	$684.4				$617.5				$840.8
Gross profit GAAP and non-GAAP	$402.5	58.8%			$356.4	57.7%			$506.4	60.2%
Income from operations - GAAP	$139.9	20.4%			$92.9	15.0%			$248.0	29.5%
Restructuring and other (1)	6.4	0.9%			2.0	0.3%			2.0	0.2%
Acquired intangible assets amortization	4.8	0.7%			4.8	0.8%			4.9	0.6%
Equity modification charge (2)	—	—			5.9	1.0%			—	—

Income from operations - non-GAAP	$151.1	22.1%			$105.6	17.1%			$254.9	30.3%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	July 2, 2023	% of Net Revenues	Basic	Diluted	April 2, 2023	% of Net Revenues	Basic	Diluted	July 3, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$120.1	17.5%	$0.78	$0.73	$83.5	13.5%	$0.54	$0.50	$197.8	23.5%	$1.24	$1.16
Restructuring and other (1)	6.4	0.9%	0.04	0.04	2.0	0.3%	0.01	0.01	2.0	0.2%	0.01	0.01
Acquired intangible assets amortization	4.8	0.7%	0.03	0.03	4.8	0.8%	0.03	0.03	4.9	0.6%	0.03	0.03
Pension mark-to-market adjustment (3)	0.1	0.0%	0.00	0.00	—	—	—	—	—	—	—	—
Equity modification charge (2)	—	—	—	—	5.9	1.0%	0.04	0.04	—	—	—	—
Exclude discrete tax adjustments	0.5	0.1%	0.00	0.00	(2.5)	-0.4%	(0.02)	(0.02)	1.6	0.2%	0.01	0.01
Non-GAAP tax adjustments	(2.9)	-0.4%	(0.02)	(0.02)	(2.4)	-0.4%	(0.02)	(0.01)	(2.3)	-0.3%	(0.01)	(0.01)
Convertible share adjustment (4)	—	—	—	—	—	—	—	—	—	—	—	0.01

Net income - non-GAAP	$129.0	18.8%	$0.83	$0.79	$91.3	14.8%	$0.59	$0.55	$204.0	24.3%	$1.28	$1.21

GAAP and non-GAAP weighted average common shares - basic	154.8				155.9				159.6
GAAP weighted average common shares - diluted	164.8				166.3				171.2
Exclude dilutive shares related to convertible note transaction	(0.7)				(0.9)				(1.9)

Non-GAAP weighted average common shares - diluted	164.1				165.4				169.3

(1) Restructuring and other consists of:

	Quarter Ended
	July 2, 2023				April 2, 2023				July 3, 2022
Employee severance	$5.1				$2.0				$0.4
Other	1.2				—				1.7

	$6.4				$2.0				$2.0

(2)

For the quarter ended April 2, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3)	For the quarter ended July 2, 2023 adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting
(4)

For the quarters ended April 2, 2023, and July 3, 2022, the non-GAAP diluted EPS calculation adds back $0.1 million, and $0.2 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended July 2, 2023, April 2, 2023, and July 3, 2022, non-GAAP weighted average diluted common shares include 8.9 million, 9.0 million and 9.0 million shares, respectively, from the convertible note hedge transaction

	Six Months Ended
	July 2, 2023	% of Net Revenues			July 3, 2022	% of Net Revenues
Net Revenues	$1,302.0				$1,596.1
Gross profit GAAP and non-GAAP	$758.9	58.3%			$961.3	60.2%
Income from operations - GAAP	$232.8	17.9%			$433.8	27.2%
Acquired intangible assets amortization	9.6	0.7%			9.9	0.6%
Restructuring and other (1)	8.4	0.6%			17.8	1.1%
Equity modification charge (2)	5.9	0.5%

Income from operations - non-GAAP	$256.7	19.7%			$461.5	28.9%

			Net Income per Common Share				Net Income per Common Share
	July 2, 2023	% of Net Revenues	Basic	Diluted	July 3, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$203.6	15.6%	$1.31	$1.23	$359.7	22.5%	$2.24	$2.07
Acquired intangible assets amortization	9.6	0.7%	0.06	0.06	9.9	0.6%	0.06	0.06
Restructuring and other (1)	8.4	0.6%	0.05	0.05	17.8	1.1%	0.11	0.10
Equity modification charge (2)	5.9	0.5%	0.04	0.04	—	—	—	—
Pension mark-to-market adjustment (3)	0.1	0.0%	0.00	0.00	—	—	—	—
Exclude discrete tax adjustments	(1.9)	-0.1%	(0.01)	(0.01)	(8.8)	-0.6%	(0.05)	(0.05)
Non-GAAP tax adjustments	(5.3)	-0.4%	(0.03)	(0.03)	(5.6)	-0.4%	(0.03)	(0.03)
Convertible share adjustment (4)	—	—	—	0.01	—	—	—	0.03

Net income - non-GAAP	$220.4	16.9%	$1.42	$1.34	$373.0	23.4%	$2.32	$2.18

GAAP and non-GAAP weighted average common shares - basic	155.3				160.8
GAAP weighted average common shares - diluted	165.5				173.4
Exclude dilutive shares from convertible note	(0.8)				(2.2)

Non-GAAP weighted average common shares - diluted	164.7				171.2

(1) Restructuring and other consists of:
	Six Months Ended
	July 2, 2023				July 3, 2022
Employee severance	$7.2				$0.9
Litigation settlement	—				14.7
Acquisition related expenses and compensation	—				(0.2)
Other	1.2				2.3

	$8.4				$17.8

(2)

For the six months ended July 2, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3)	For the six months ended July 2, 2023 adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(4)

For the six months ended July 2, 2023 and July 3, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million and $0.5 million, respectively, of convertible debt interest expense to non-GAAP net income. For the six months ended July 2, 2023 and July 3, 2022, non-GAAP weighted average diluted common shares include 8.9 million and 9.5 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2023 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$650 million	to	$710 million
GAAP net income per diluted share	$0.57		$0.77
Exclude acquired intangible assets amortization	0.03		0.03
Exclude acquired restructuring and other charges	0.02		0.02
Non-GAAP tax adjustments	(0.01)		(0.01)

Non-GAAP net income per diluted share	$0.61		$0.81

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations